Exhibit 99.2

QHSLab Welcomes Six New Integrated Service Program (ISP) Customer Accounts and Launches Enhanced Website for Improved Customer Engagement

WEST PALM BEACH, FL, October 25, 2023 (GLOBE NEWSWIRE) — QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, is proud to announce that since the start of Q4 2023 it has gained six new multi-location customer accounts for its Integrated Service Program (ISP) in South Florida. These accounts encompass sixteen primary care facilities, further establishing QHSLab as a prominent player in the digital healthcare industry. These esteemed medical practices have chosen QHSLab to enhance patient care, implementing various programs such as mental health screening, chronic pain management, and allergy and asthma management. This partnership offers comprehensive healthcare solutions to patients while assisting these practices in delivering top-notch medical services and generating new revenue through QHSLab’s successful reimbursement strategy.

As a result of these new agreements, QHSLab foresees a substantial surge in revenue, with an estimated quarterly increase in sales over 100% within its Integrated Service Program (ISP) segment. This growth trajectory positions the Company to achieve positive cash flow by the end of the first quarter of 2024.

“The newly implemented programs address the evolving needs of patients, offering personalized care through mental health assessments, chronic pain management, and allergy management services,” said Troy Grogan, President and CEO of QHSLab, Inc. “Our ISP program is gaining significant traction and we are delighted that these reputable family medicine practices have chosen QHSLab for their businesses. We look forward to working closely with our new partners to improve regional healthcare delivery.”

What is the Integrated Service Program (ISP)?

The Integrated Service Program (ISP) is a cornerstone of QHSLab’s comprehensive healthcare solution promoting smooth communication between healthcare providers and their patients. This program reduces the non-clinical responsibilities of medical practices, strengthens the relationship between patients and their healthcare providers, and offers providers a robust clinical decision support tool. In addition to saving valuable practice time and providing essential data, the ISP also serves as a significant revenue source for today’s primary care practices facing high demands and stress.

Enhanced Website and Communication

Additionally, the Company has launched an upgraded website to enhance customer engagement. QHSLab is committed to ensuring a high-value online presence and communication tools that effectively represent the Company’s mission and value proposition. The recent launch of the updated Company website, available at www.qhslab.com, has been informed by a year’s field experience and direct engagement with our customer base. This user-centric approach has resulted in a more intuitive and informative digital platform, showcasing a suite of reimbursable assessments and interventions shaping medicine’s future.

Updated Data and Real-World Research Findings

QHSLab has also published its “Capabilities Presentation,” a comprehensive resource that delves into the Company’s key data outcomes and real-world research findings. This presentation is available in the Company’s Form 8-K filing, dated October 25, 2023. The “Capabilities Presentation” has driven the recent surge of new customer acquisitions, forming the cornerstone of QHSLab’s sales and marketing strategy.

As QHSLab continues to thrive in the digital healthcare sector, these recent developments signal a promising future for the Company, its investors, and the healthcare industry.

For more information about QHSLab and our healthcare solutions, please visit www.usaqcorp.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/QHSLabInc